Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24916) pertaining to the 401(k) Investment Program of Federal-Mogul Corporation of our report dated June 20, 2003, with respect to the financial statements of the Federal-Mogul Corporation 401(k) Investment Program included in this Annual Report (Form 11-K) for the period from November 25, 2002 through December 31, 2002.

/s/    ERNST & YOUNG LLP

Detroit, Michigan

June 27, 2003